UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2016
Resource Innovation Office REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	80-0854717
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103
(Address of principal executive offices) (Zip code)

(215) 231-7050
(Registrant's telephone number, including area code)

(former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Resource Innovation Office REIT, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on November 28, 2016 to provide the required financial information relating to our acquisition of a commercial office building located at 1025 W. Sunnyside, Chicago, Illinois known as the Sunnyside Property ("Sunnyside"), as described in such Current Report.
After reasonable inquiry, we are not aware of any material factors relating to Sunnyside that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01.    Financial Statement and Exhibits.

a.	Financial Statements

		Page
	Independent Auditor's Report	1
	Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2016 (unaudited) and for the Year Ended December 31, 2015	2
	Notes to Statements of Revenues and Certain Operating Expenses	3

b.	Pro Forma Financial Information
	Unaudited Pro Forma Consolidated Financial Information	6
	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2016	7
	Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2016	8
	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2016	9
	Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2016	10
	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2015	11
	Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2015	12

c.	Not applicable

d.	Exhibits
	Exhibit 10.2 Promissory Note by RRE Sunnyside Holdings, LLC in favor of MB Financial Bank, dated November 22, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

January 18, 2017	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Resource Innovation Office REIT, Inc.

We have audited the accompanying statement of revenue and certain operating expenses of Sunnyside Commons located at 1025 W. Sunnyside, Chicago, Illinois (the Property) for the year ended December 31, 2015. The statement of revenue and certain operating expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenue and certain operating expenses based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of revenue and certain operating expenses referred to above presents fairly, in all material respects, the statement of revenue and certain operating expenses of the Property for the year ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

The accompanying statement of revenue and certain operating expenses was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission as described in Note A and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Turner, Stone & Company LLP

Certified Public Accountants
Dallas, Texas
December 13, 2016

Sunnyside Commons, LLC
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2016 (unaudited) and for the Year Ended December 31, 2015

	Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
	(unaudited)
Revenues:
Rental Income	$279,107	$225,916
Escalations	50,554	26,670
Other Income	517	7
Total Revenues	330,178	252,593

Certain Operating Expenses:
Operating expenses	156,494	192,222
Real estate taxes	52,576	76,465
Insurance	8,462	12,090
Management fees	19,872	24,626
Total Certain Operating Expenses	237,404	305,403
Revenues in excess (deficit) of Certain Operating Expenses	$92,774	$(52,810)

See accompanying notes.

Sunnyside Commons, LLC
Notes to Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2016 (unaudited) and the Year Ended December 31, 2015
NOTE A - Basis of Presentation
The accompanying statements of revenue and certain operating expenses include the operations of 1025 W. Sunnyside, Chicago, Illinois (the "Property”) owned by Sunnyside Commons, LLC, (the "Company”) an Illinois limited liability company.

The accompanying statements of revenue and certain operating expenses relate to the Company and have been prepared for the purposes of complying with Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. Accordingly, the statements are not intended to be a complete presentation of the revenue and operating expenses of the Company for the nine months ended September 30, 2016 and the year ended December 31, 2015. The statements include the historical revenue and certain operating expenses of the Company, and exclude items that may not be comparable to the future operations of the Property. Such excluded items include depreciation, amortization of deferred loan costs, and interest expense. Amounts included in property management fees include routine compensation paid to a related party that manages property operations as disclosed in Note F.
NOTE B - Summary of Significant Accounting Policies
Revenue Recognition
Rental income is recognized on a straight-line basis over the life of the respective lease when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset. Revenue is presented net of deferred lease incentives, which are being amortized over the remaining life of the tenant’s lease. Amortization of deferred lease incentives was $103,189 and $109,363, respectively, during the nine months ended September 30, 2016 and the year ended December 31, 2015. Estimated amortization of deferred lease incentives for the remaining three months of 2016 is $37,625, $150,499 in 2017, $72,197 in 2018, $44,677 in 2019, and $41,219 in 2020 and 2021. Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable costs are incurred. Escalation income includes reimbursements for real estate taxes, insurance and other property expenses.

Subsequent Events
The Company has evaluated subsequent events for possible adjustment to, or disclosure in, the statements of revenue and certain operating expenses, through November 23, 2016, the date which the financial statements were available to be issued.

Estimates and Assumptions
The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

NOTE C - Leasing Arrangements
The Company’s leases are classified as operating leases. The leases range from three to twelve years and provide for minimum rentals plus sharing of certain operating costs and real estate taxes.

Minimum future rentals on non-cancelable operating leases as of September 30, 2016 are as follows:

Year	Related Party	Other	Total
2016 (1)	$41,602	$80,247	$121,849
2017	166,407	409,529	575,936
2018	32,655	456,020	488,675
2019	—	606,108	606,108
2020	—	611,833	611,833
2021	—	627,283	627,283
Thereafter	—	3,003,958	3,003,958
	$240,664	$5,794,978	$6,035,642

(1)    For the three months ended December 31, 2016.

Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes, and other operating expenses, which are excluded from the amounts above.

NOTE D - Lease Intangibles
At September 30, 2016, the Company had intangible assets related to in-place leases. These assets are amortized over the life of the respective tenant leases, with lease terms ending through 2028. Upon termination of the tenant lease, any remaining lease intangibles are fully amortized.

Amortization expense for the nine months ended September 30, 2016 and for the year ended December 31, 2015 was $23,095 and $12,568, respectively. Estimated amortization expense for lease intangible assets for each of the ensuing years through December 31, 2028 is approximately as follows:

Year	Amount
2016 (1)	$7,700
2017	41,365
2018	41,365
2019	40,300
2020	39,765
2021	39,765
Thereafter	176,405
$386,665

(1)    For the three months ended December 31, 2016.
NOTE E - Tenant Concentrations
For the nine months ended September 30, 2016 and the year ended December 31, 2015, four tenants represented 88% and 100%, respectively, of the Company’s total revenue. Individually revenue from each tenant ranges from 10-39% in 2016 and 11- 44% in 2015 of total revenue.

NOTE F - Related Party Transactions
The Company has a management agreement with a related party. The agreement, which does not have a set expiration date but can be canceled by 2/3 vote of members, provides for management fees of the greater of $2,000 or 5% of gross revenue on a monthly basis. Management fees were $19,872 and $24,626 as of September 30, 2016 and December 31, 2015, respectively.

As disclosed in Note C, the Company leases facilities to an entity affiliated with the Company through common ownership. Related party revenue was $56,583 and $70,822 as of September 30, 2016 and December 31, 2015, respectively.
NOTE G - Subsequent Event
On November 22, 2016, the Property was sold for $7,250,000. The Company repaid the loan balance of $3,475,850 and other selling costs and credits and received net sales proceeds of $3,181,430. The Company must also pay the related party management company (Note F) a fee totaling $362,500, which is 5% of the sale’s price.

Unaudited Pro Forma Consolidated Financial Information

On November 22, 2016, Resource Innovation Office REIT, Inc. (the "REIT") purchased a commercial property located in Chicago, Illinois (“Sunnyside" ) from an unaffiliated seller, Sunnyside Commons LLC. Sunnyside is a three-story commercial building with four loft office units located on the two upper floors and two retail units at street level. The purchase price for Sunnyside was $7.25 million, excluding closing costs.

The following unaudited pro forma consolidated balance sheet as of September 30, 2016 is presented as if the REIT had acquired Sunnyside on September 30, 2016. The following unaudited consolidated statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015 are presented as if the REIT had acquired Sunnyside on January 1, 2015.  The footnotes to the pro forma financial statements provide details of the pro forma adjustments.  The REIT believes that all material adjustments necessary to reflect the effects of the acquisition have been made.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the REIT’s annual report on Form 10-K for the year ended December 31, 2015 and the REIT’s quarterly reports on Form 10-Q, and are not necessarily indicative of what the actual financial position or results of operations would have been had the REIT completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Resource Innovation Office REIT, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2016

	September 30, 2016	Pro Forma Adjustments		September 30, 2016
	(a)			(Pro Forma)
Assets
Investments:
Rental property, net	$—	$6,528,264	(b)	$6,528,264
Identified intangible assets, net	—	891,156	(b)	891,156
	—	7,419,420		7,419,420

Cash	3,265,417	(2,551,298)	(b)	714,119
Restricted cash	—	34,264	(b)	34,264
Tenant receivables	—	23,969	(b)	23,969
Subscriptions receivable	4,950	—		4,950
Deposits	250,000	(250,000)	(b)	—
Prepaid expenses and other assets	154,088	22,804	(b)	176,892
Deferred offering costs	3,981,617	—		3,981,617
Total assets	$7,656,072	$4,699,159		$12,355,231

Liabilities and Stockholders' Equity
Liabilities:
Mortgage note payable, net	$—	$4,627,203	(b)(c)	$4,627,203
Accounts payable and accrued expenses	217,561	47,797	(b)	265,358
Due to related parties	5,278,209	—		5,278,209
Intangible liabilities	—	116,332	(b)	116,332
Security deposits	—	146,500	(b)	146,500
Total liabilities	5,495,770	4,937,832		10,433,602

Stockholders' equity:
Preferred stock (par value $0.01; 100,000,000 shares authorized, none issued and outstanding)	—	—		—
Class A common stock (par value $0.01; 125,000,000 shares authorized, 300,169 issued and outstanding, respectively)	3,002	—		3,002
Class T common stock (par value $0.01; 275,000,000 shares authorized, 89,961 issued and outstanding, respectively)	900	—		900
Additional paid-in-capital	3,059,356	—		3,059,356
Accumulated deficit	(907,956)	(238,673)	(d)	(1,146,629)
Total stockholders' equity	2,155,302	(238,673)		1,916,629
Noncontrolling interests	5,000	—		5,000
Total equity	2,160,302	(238,673)		1,921,629
Total liabilities and stockholders' equity	$7,656,072	$4,699,159		$12,355,231
See accompanying notes to unaudited pro forma consolidated financial statements

Resource Innovation Office REIT, Inc.
Notes to Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2016

a.	Reflects the REIT’s historical consolidated balance sheet as of September 30, 2016.

b.
Reflects the increase in assets and liabilities acquired as a result of the acquisition.  The REIT paid the purchase price with $2.5 million of cash from the capital of the REIT and obtained a $4,725,000 mortgage on the property. The purchase accounting for this acquisition is preliminary and subject to change. The REIT allocated the purchase price and adjustments as follows:

Land	$435,547
Building	5,856,434
Tenant improvements	236,283
Rental property, net	6,528,264
Tenant receivables	23,969
Intangible assets:
Favorable leases	242,527
In Place leases	356,507
Leasing commissions	265,637
Legal fees	26,485
Total intangible assets	891,156
Intangible liabilities:
Unfavorable leases	(116,332)
Accrued taxes	(77,057)
Purchase price	$7,250,000

c.	Reflects $4,725,000 mortgage loan net of $97,797 of deferred finance costs that the REIT entered into into with an unaffiliated lender.

d.
Reflects acquisition costs which are not included in the REIT's historical balance sheet. Excludes acquisition fees paid to Resource Innovation Office Advisor, LLC, a related party, of $152,483 as this is nonrecurring in nature.

Resource Innovation Office REIT, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2016

	For the Nine Months Ended September 30, 2016	Pro Forma Adjustments		For the Nine Months Ended September 30, 2016
	(a)			(Pro Forma)
Revenues:
Rental income	$—	$368,347	(b)	$368,347
Tenant reimbursements	—	50,554	(c)	50,554
	—	418,901		418,901

Expenses:
Rental operating	—	217,532	(d)	217,532
Acquisition costs	33,244	(33,244)	(e)	—
Management fees - related parties	—	57,804	(f)	57,804
Management fees	—	30,000	(g)	30,000
General and administrative	878,418	—		878,418
Depreciation and amortization expense	—	156,570	(h)	156,570
Total expenses	911,662	428,662		1,340,324
(Loss) income before other expense	(911,662)	(9,761)		(921,423)

Other expense:
Interest income	3,221	—		3,221
Interest expense	—	(134,784)	(i)	(134,784)
Net loss	(908,441)	(144,545)		(1,052,986)
Net (income) loss attributable to noncontrolling interests	—	—		—
Net loss attributable to common stockholders	$(908,441)	$(144,545)		$(1,052,986)

Weighted average shares outstanding	241,404			241,404

Basic and diluted loss per common share	$(3.76)			$(4.36)

See accompanying notes to unaudited pro forma consolidated financial statements

Resource Innovation Office REIT, Inc.
Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2016

a.	Reflects the REIT’s historical consolidated operations for the nine months ended September 30, 2016.

b.
Represents office revenues for the nine months ended September 30, 2016. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2015. Above and below-market lease liabilities are amortized over the remaining non-cancelable terms of the respective lease, including any below-market renewal periods for below-market leases.

c.	Tenant reimbursements for the nine months ended September 30, 2016 are based on historical operations of the previous owners.

d.	Represents office expenses (operating, real estate tax and insurance) for the nine months ended September 30, 2016 based on historical operations of the previous owners.

e.	Acquisition expenses are non-recurring and have not been included for the 2016 acquisition.

f.
Reflects the asset management fee associated with the acquisition.  The asset is managed by Resource Innovation Office Advisor, LLC, a related party of the REIT. The asset management fee is one twelfth of 1% of the asset’s cost for the nine months ended September 30, 2016.

g.
Reflects the property management fee associated with the acquisition which is paid to a third party. The property management fee is the greater of 4.0% of gross receipts or $3,000 per month for the nine months ended September 30, 2016.

h.
Represents adjustments to depreciation and amortization expense for the nine months ended September 30, 2016 based on the estimated fair values of tangible assets and identifiable intangible assets as of the date of acquisition. Depreciation expense on the purchase price of the building is recognized using the straight-line method and a 40-year life. Depreciation expense on tenant origination costs is recognized using the straight-line method over the life of the related lease.

i.
Represents interest expense and deferred finance fee amortization incurred on a $4.725 million mortgage loan secured by Sunnyside, which bears interest at a floating rate of 250 basis points over one-month LIBOR at origination, maturing November 2019.

Resource Innovation Office REIT, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2015

	For the Year Ended December 31, 2015	Pro Forma Adjustments		For the Year Ended December 31, 2015
	(a)			(Pro Forma)
Revenues:
Rental income	$—	$391,220	(b)	$391,220
Tenant reimbursement income	—	26,670	(c)	26,670
	—	417,890		417,890

Expenses:
Rental operating	—	280,777	(d)	280,777
Management fees - related parties	—	77,071	(e)	77,071
General and administrative	—	37,000	(f)	37,000
Depreciation and amortization expense	—	189,089	(g)	189,089
Total expenses	—	583,937		583,937
Loss before other expense	—	(166,047)		(166,047)

Other expense:
Interest income	300	—		300
Interest expense	—	(180,146)	(h)	(180,146)
Net income (loss)	300	(346,193)		(345,893)
Net (income) loss attributable to noncontrolling interests	—	—		—
Net income (loss) attributable to common stockholders	$300	$(346,193)		$(345,893)

Weighted average shares outstanding	22,222		(i)	297,082

Basic and diluted income (loss) per common share	$0.0135			$(1.16)

See accompanying notes to unaudited pro forma consolidated financial statements

Resource Innovation Office REIT, Inc.
Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2015

a.	Reflects the REIT’s historical consolidated operations for the year ended December 31, 2015.

b.
Reflects office revenue from January 1, 2015 to December 31, 2015 for the acquisition made during the year ended December 31, 2016. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2015. Above and below-market lease liabilities are amortized over the remaining non-cancelable terms of the respective lease, including any below-market renewal periods for below-market leases.

c.	Tenant reimbursements for the year ended December 31, 2015 are based on historical operations of the previous owners.

d.	Represents office expenses (operating, real estate tax and insurance) for the year ended December 31, 2015 based on historical operations of the previous owners.

e.
Reflects the asset management fee associated with the acquisition.  The asset is managed by Resource Innovation Office Advisor, LLC, a related party of the REIT. The asset management fee is one twelfth of 1% of the asset’s cost for the year ended December 31, 2015.

f.
Reflects the property management fee associated with the acquisition which is paid to a third party. The property management fee is the greater of 4.0% of gross receipts or $3,000 per month for the year ended December 31, 2015.

g.
Reflects adjustments to depreciation and amortization expense for the year ended December 31, 2015 based on the estimated fair values of tangible assets and identifiable intangible assets as of the date of acquisition. Depreciation expense on the purchase price of the building is recognized using the straight-line method and a 40-year life. Depreciation expense on tenant origination and absorption cost is recognized using the straight-line method over the life of the related lease.

h.
Represents interest expense and deferred finance fee amortization incurred on a $4.725 million mortgage loan secured by Sunnyside, which bears interest at a floating rate of 250 basis points over one-month LIBOR at origination, maturing November 2019.

i.
Represents pro forma weighted-average number of Class A and T common shares, basic and diluted. The calculation assumes that proceeds, net of offering costs, from the initial public offering used to complete the acquisitions were raised as of January 1, 2015 and the Company received a gross offering price of $10.00 per share.